Exhibit 99.1

THIS DEED is made on 18 October 2005

BETWEEN	Idolmace Pty Ltd ACN 069 900 492 of Unit 8, Level 1, 11 Lord Street, Botany in the State of New South Wales 2019

Christopher Andrew Zanoni of 15 Grieve Crescent, Milperra in the State of New South Wales 2214

Tracey Janet Zanoni of 15 Grieve Crescent, Milperra in the State of New South Wales 2214

Konstantflo Sales Pty Ltd ACN 002 428 202 of Level 6, National Australia Bank House, 255 George Street, Sydney in the State of New South Wales 2000

Creative Consulting Pty Ltd ACN 002 019 829 of 29 Mariner Road, Illawong in the State of New South Wales 2234

Nick Hilton Pty Limited ACN 109 778 421 of 18 Durkin Street Newport in the state of Victoria

Gial Holdings Pty Limited ACN 116 309 589 of 9 Mortley Avenue Haberfield in the state of New South Wales.

(together referred to as the “Vendor”)

AND	WLG (Australia) Pty Ltd of Level 3, 31 Market St, Sydney in the state of New South Wales 2000 (“Purchaser”)

AND	Wako Logistics Group, Inc. of 200 Howard Avenue, Suite 232, Des Plaines, Illinois, U.S.A. (“Wako”)

AND	Asean Cargo Services Pty Limited ACN 002 739 657 of Level 3, 31 Market Street, Sydney in the State of New South Wales 2000 (hereinafter referred to as the “Company”)

RECITALS

A.	The Company:

(a)	is a company duly incorporated in New South Wales; and

(d)	carries on the Business.

B.	The Vendors are the legal and beneficial owners of the Sale Shares and are able and entitled to sell, the Sale Shares.

C.	The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares for the consideration and on the terms and subject to the conditions specified in this document.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this document, unless the context otherwise requires:

“Accounts Date” means 30 June 2005;

“Accounts” means the audited balance sheet, profit and loss account and cash flow statement of the Company drawn at and to the Accounts Date, annexed as Annexure A;

“Assets” means all the assets of the Company;

“Authorisation” includes:

(a)	a consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Body; and

(b)	in relation to anything which a Government Body may prohibit or restrict within a specific period, the expiry of that period without intervention or action.

“Bankruptcy” means:

(a)
in relation to any corporation, any event occurring in relation to that corporation of the kind set out under the definition of “externally-administered body corporate” in Section 9 of the Corporations Act;

(b)	in relation to an individual, that person becoming insolvent under administration as defined in Section 9 of the Corporations Act; and

(c)	in relation to any person, anything analogous to or having a similar affect to anything described above in this definition under the law of any relevant jurisdiction;

“Business” means the business carried on by the Company;

“Business Day” means any day on which trading banks are open for business within New South Wales and which is not a public holiday;

“Business Premises” means all the land or buildings that are owned, leased or occupied by the Company;

“Business Plan”means the detailed plan of the anticipated operations and conduct of the Company, including working capital requirements, for the period from 1 October 2005 to 31 December 2006;

“Completion” means the completion of the sale and purchase of the Sale Shares in accordance with clause 7;

“Completion Date” means (subject to Clause 7.8) 1 October 2005 or a Business Day on or before 1 December 2005 as agreed to between the Vendor and the Purchaser;

 “Confidential Information” means any information that has been or will be made available by the Vendor to the Purchaser of any kind and however recorded relating to the affairs of the Company or any of its subsidiaries, or by the Purchaser to the Vendor of any kind and however recorded relating to the affairs of the Purchaser or any of its subsidiaries;

“Consideration Shares” means up to 3,500,000 shares in the capital of Wako, which forms part of the Purchase Price and which are to be allotted to the Vendors in accordance with Clause 4.

“Corporations Act” means the Corporations Act of each jurisdiction in Australia;

“Director” means a director of the Company;

“Disclosure Letter”means the letter from the Vendor, delivered to the Purchaser before the signing of this agreement by all parties and which contains disclosures about the Warranties;

“Earn Out Accounts” means the financial accounts of the Company in respect of the Business from 1 October 2005 to 31 December 2006 together with a calculation of the Earn Out EBIT which shall, except as provided in Schedule 6 be prepared on the same basis as the Accounts;

“Earn Out EBIT” means the normalised earnings before interest and tax of the Company for the period 1 October 2005 to 31 December 2006 calculated in accordance with Schedule 3;

“Earn Out Payment” means the amount (if any) calculated in accordance with clause 6 and Schedule 3, or Schedule 3A as required by Section 19.6;

“Earn Out Shares” means the shares in the capital of Wako to be allotted to the Vendor pursuant to clause 6 and Schedule 3, or Schedule 3A, whichever is applicable;

“Earn Out Payment Date”means the date pursuant to clause 6.4

“Effective Control” means, in relation to a corporation, the power (whether legally enforceable or not) to control, whether directly or indirectly:

(a)	the composition of the board of directors of that corporation;

(b)	the voting rights of a simple majority of the voting shares of the corporation; or

(c)	the management of the affairs of that corporation;

“Effective Date” means 1 October 2005;

“Effective Day Accounts” means the balance sheet and profit and loss statement of Company drawn at and to 30 September 2005;

“Employees” mean the employees of the Company listed in Schedule 7;

“Employee Benefit Plans” means any employment contract, bonus, incentive, deferred compensation, loan, retirement, group life or health insurance, disability or other employee benefit plan, or anything analogous thereto with the exception of any statutory entitlements relating to employment;

“Encumbrance” means any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security agreement or arrangement, equity, adverse interest or third party claim;

“Government Body” means:

(a)	any person, agency or other thing exercising an executive, legislative, judicial or other government function of any country or political subdivision of any country;

(b)	any public authority constituted by or under a law of any country or political subdivision of any country; and

(c)	any government deriving a power directly or indirectly from any other Government Body as defined above;

“GST Law” has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

“Intellectual Property Rights” means all inventions, patents, trade marks, designs and business or trade names or similar Intellectual Property Right, or any right thereto, owned by, or otherwise the property of the Company;

“Insolvency Event” means:

(a)	the Bankruptcy of the person concerned;

(b)	the appointment of an official manager in respect of all or any part of the property of the person concerned;

(c)	the entry by the person concerned into a scheme of arrangement or a composition with, or assignment for the benefit of, all or any class of its creditors, or a moratorium involving any of them;

(d)	the person concerned being, or stating that it is, unable to pay its debts within the meaning of Part 5.4 Division 2 of the Corporations Act;

(e)	the person concerned being or stating that it is unable to pay its debts when they fall due;

(f)	the appointment of a receiver or receiver and manager in respect of the person concerned or any part of its property;

(g)	the making of a winding up order, or the passing of or attempted passing of a resolution for winding up, in respect of the person concerned except for the purposes of reconstruction;

(h)
an application being made (which is not dismissed within five Business Days) for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause anything described above; and

(i)	anything analogous to or of a similar effect to anything described above under the law or any relevant jurisdiction;

“Inventory” means

(a)	the business names owned or currently used by the Company;

(b)	all trade marks owned or currently used by the Company;

(c)	all confidential information owned or currently used by the Company;

(d)	all patents, patent applications, discoveries, inventions, registered or unregistered designs, copyright and similar rights owned or currently used by the Company.

“Item” means an item listed in Schedule 1;

“Leased Premises” means the premises leased by the Company for the conduct of the Business as specified in Item 7;

“Long Term Receivables” means all receivables and trade debts owed to the Company as at 30 September 2005 and outstanding more than 60 days, including, without limitation, the note receivable from Warehouse Solutions International Pty Limited (ACN 100 603 889) for $160,000 and from Asean Cargo Services (Qld) Pty Limited (ACN 069 561 128) for $211,463 or any part of any such receivables.

“Losses” means any and all losses, claims, actions, liabilities, damages, expenses, diminutions in value or deficiencies of any kind or character (whether or not known or asserted on or before Completion) including, without limitation, all interest and other amounts payable to third parties. all liabilities on account of Taxes and all legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability and all amounts paid in settlement of claims or actions;

“Permitted Encumbrances” means the following Encumbrances:

(a)	the Encumbrances specified in Item 5;

(b)	any lien arising by operation of law, but not arising through any default or omission on the part of the Company;

(c)	any title retention in respect of purchases of Stock made in the ordinary course of business trading; and

(d)	any Encumbrance which, on or before Completion, the Purchaser agrees in writing to be a Permitted Encumbrance;

“Plant and Equipment” means all plant, equipment, motor vehicles, machinery, furniture, fixtures and fittings owned or used by the Company and its Subsidiaries at the Signing Date.

“Proceeding” includes any claim, suit or litigation whether:

(a)	civil, criminal, administrative or by way of arbitration;

(b)	before any court, tribunal, governmental board, commission, authority, agency, department or officer;

“Property Leases” means the leases in respect of the Leased Premises copies of which are annexed and marked “B1” and “B2”;

“Purchase Price” means the consideration paid to the Vendors as set out in clause 4, being the Consideration Shares and the Earn Out Shares, which are valued at A$1.00 each.

 “Receivable Shares” means the sum of the Consideration Shares, if any, for which issue is to be deferred pursuant to clause 4.5 and 4.6 hereof; and the Consideration Shares, if any, which shall be returned to the Purchasers pursuant to clause 4.7

“Records” means all the accounts, books, ledgers, income tax returns, financial and other material records of every kind kept by, or in relation to, the Company and its affairs whether recorded or stored in written form, electronically or otherwise;

“Revenue Authority” means any body or organisation (whether Commonwealth, State, Municipal or otherwise) located in a country where the Company carries on the Business having, from time to time in relation to the Company’s operations in Australia, a responsibility for the administration or collection of Taxes;

“Sale Shares” means the shares in the Company specified in Item 6 (which, for the avoidance of doubt, shall be all the issued shares in the Company) and, subject to the terms of this document, all rights attached or attaching as at 1 October 2005;

“Shareholder Control” means any voting power or other rights that a party is directly or indirectly able to exercise in respect of the Company by the legal or beneficial ownership of shares in the Company or otherwise;

“Signing Date” means the date of this document;

“Stock” means the finished goods, stock, raw materials, work-in-progress, spare parts, stock-in-transit and other inventories of the Company;

“Tax” means a tax, levy, charge, impost, fee, deduction, withholding or duty of any nature, including, without limitation, stamp and transaction duty or any goods and services tax (including GST), value added tax or consumption tax, which is imposed or collected by a Government Body, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts.

“Tax Liability” includes any Tax levied on income and all liabilities by virtue of the loss of, or a failure to obtain an allowance, credit or relief from Tax which would otherwise have been available and any counteraction of a Tax advantage obtained or alleged to have been obtained.

“Wako Group Trade Payables”means money owing by any Wako Group company to any other Wako Group company in respect of services provided in the normal course of business.

“Wako Group” means the Purchaser, Wako and any company in which the Wako owns more than 50% of its voting shares, or any company of which Wako has effective control of such company (collectively “Wako Group”).

“Warranties” means the representations, warranties and agreements set out in Schedule 2.

1.2	Construction

In this document, unless the context otherwise requires:

(a)	words importing:

(i)	the singular include the plural and vice versa;
(ii)	any gender include the other genders;

(b)	an obligation of 2 or more parties shall bind them jointly and severally;
(c)	if a word or phrase is defined, cognate words and phrases have corresponding definitions;
(d)	a reference to:

(i)	a person includes a corporation and bodies politic;

(ii)	a person includes the legal personal representatives, successors and assigns of that person;

(iii)
a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them made by any legislative authority;

(iv)	this or any other document includes the document (together with all Schedules, Annexures and appendices thereto) as varied or replaced and notwithstanding any change in the identity of the parties;

(v)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes telex and facsimile transmission;

(vi)	time is to local time in Sydney, Australia;

(vii)	any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(viii)
a month and cognate terms means a period commencing on any day of a calendar month and ending on the corresponding day in the next calendar month but if a corresponding day does not occur in the next calendar month the period shall end on the last day of that next calendar month;

(ix)	a right includes a remedy, authority or power;

(x)	“$”and “dollar” is a reference to the lawful currency of the Commonwealth of Australia;

(xi)
“to the best of the knowledge and belief” of a person means “to the best of the knowledge and belief after due enquiry where knowledge of a fact would prompt enquiry of a reasonable person” of that person and where that person is the Vendor it includes the Company also;

(xii)	“deliver” includes procure the delivery of;

(xiii)	“sell” includes procure the sale of;

(xiv)	“party” means a party to this document;

(xv)	“Schedule” or “Annexure” means the corresponding Schedule or Annexure to this document;

(e)	where time is to be reckoned by reference to a day or event, that day or the day of that event shall be excluded; and

(f)
where the day for the doing of any act, matter or thing to be done pursuant to this document falls on a day which is not a Business Day, such act, matter or thing shall be done on the Business Day immediately thereafter.

1.3	Headings

Headings shall be ignored in construing this document.

2.	SALE AND PURCHASE

The Vendor agrees to sell and transfer, legally and beneficially, free from all Encumbrances, the Sale Shares (together with all rights attached to them as at 1 October 2005 and all rights accruing to them after that date) to the Purchaser for the Purchase Price and the Purchaser agrees to buy and take transfers of the Sale Shares in accordance with the terms of this document.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent of the Purchaser

The obligations of the Purchaser to complete the sale and purchase of the Sale Shares are subject to the satisfaction of the following conditions precedent for the benefit of the Purchaser on or before the Completion Date:

(a)	The National Australia Bank providing its consent to this transaction to the extent same is required under its Registered Charge No 761099; and
(b)	the Vendor provides the Purchaser with the Effective Day Accounts in a form agreed by the Purchaser and Vendor.

3.2	Conditions Precedent of the Vendor

The obligations of the Vendor to complete the sale and purchase of the Sale Shares are subject to the satisfaction of the following conditions precedent for the benefit of the Vendor on or before the Completion Date:

(a)	The National Australia Bank providing its consent to this transaction to the extent same is required under its Registered Charge No 761099; and

(b)
Each representation and warranty of the Purchaser and/or Wako made in this Agreement that is qualified as to materiality or material adverse effect shall be true and correct in all respects and each such representation and warranty that is not so qualified shall be true and correct in all material respects on the Completion Date, as though made on such date; and

(c)	The execution by the Vendor and Wako of a Rights Registration Agreement in a form to be agreed between Wako and the Vendor.

3.3	Non-Fulfilment

If the conditions referred to in clause 3.1 and clause 3.2 are not fulfilled or waived under clause 3.4 on or before the Completion Date (or such later date as the parties agree) then this document automatically terminates and is of no further force or effect and no party will have any further obligations under this document other than specifically contemplated by this document whether in accordance with clause 16.2 or otherwise, but the termination will not affect any right to claim in respect of this document of any party which has arisen before termination.

3.4	Fulfilment by Waiver

A condition referred to in clause 3.1 or clause 3.2 is waived if and only if:

(a)	where the condition is expressed to be for the benefit of a particular party, that party gives notice of waiver of the condition to the other party; and

(b)	in other cases, the parties agree in writing to waive the condition.

3.5	Obligations to Satisfy Conditions

The Vendor, the Purchaser and Wako must use their respective best endeavours to ensure that the conditions referred to in clause 3.1 and clause 3.2 are fulfilled on or before the Completion Date. This obligation imposed on a party does not require that party to waive any condition under clause 3.4.

4.	CONSIDERATION

4.1	Time and Manner of Payment

The Purchaser shall pay the Purchase Price, at the following times:

(a)
On the Completion Date the Purchaser and Wako shall procure that the Consideration Shares (less the Receivable Shares, if any) shall be allotted to the Vendor in accordance with clause 4.3 to be apportioned as set out in Item 1; and

(b)	On the Earn Out Payment Date the Purchaser and Wako shall procure that the Earn Out Shares will be allotted to the Vendor in accordance with Clause 4.4 to be apportioned as set out in Item 2.

4.2	Time of the Essence

Time shall be the essence of the payment and other obligations contained in clause 4.1.

4.3	Consideration Shares

(a)
The Vendor agrees at Completion to subscribe for the Consideration Shares constituting part of the Purchase Price (by executing a subscription agreement in a form to be agreed between the Vendor and Wako).

(b)
The Purchaser and Wako represents, warrants and covenants with the Vendor that on the allotment at Completion the Consideration Shares will rank pari passu in all respects with the then issued shares in the capital of Wako.

(c)	Wako shall:

(i)	hold a duly convened meeting of the directors of Wako at which it is resolved:

(A)	to allot and issue to the Vendor the Consideration Shares and reserve for allotment to the Vendor the Earn Out Shares;

(B)	the Consideration Shares are to rank from the Completion Date pari passu in all respects with the then existing issued shares in the capital of Wako;

(C)	to register the Vendor or its nominee as the holder of the Consideration Shares;

(D)	to execute duly sealed share certificates for the shares constituting the Consideration Shares; and

(ii)	deliver the share certificate constituting the Consideration Shares to the Vendor or its nominee; and

(iii)	do and execute all other acts and documents which this document requires the Purchaser to do or execute at Completion.

4.4	Earn Out Shares

(a)
The Vendor or its nominee agrees at the Earn Out Payment Date to subscribe for the Earn Out Shares constituting part of the Purchase Price (by executing a subscription agreement in a form to be agreed between the Vendor and Wako).

(b)
The Purchaser and Wako represents, warrants and covenants with the Vendor that on the allotment at the Earn Out Payment Date the Earn Out Shares will rank pari passu in all respects with the then issued shares of common stock of Wako.

(c)	Wako shall:

(i)	hold a duly convened meeting of the directors of Wako at which it is resolved:

(A)	to allot and issue to the Vendor the Earn Out Shares;

(B)	the Earn Out Shares are to rank from the Earn Out Payment Date pari passu in all respects with the then existing issued shares of common stock of Wako;

(C)	to register the Vendor or its nominee as the holder of the Earn Out Shares;

(D)	to execute duly sealed share certificates for the shares constituting the Earn Out Shares; and

(ii)	deliver the share certificate constituting the Earn Out Shares to the Vendor or its nominee; and

(iii)	do and execute all other acts and documents which this document requires the Purchaser to do or execute at the Earn Out Payment Date.

4.5	Receivable Shares

If the net assets of the Company as disclosed in the Effective Day Accounts are less than $200,000 then Wako shall defer the issue of a number of the Consideration Shares to be calculated on the basis of:

1 Consideration Share :	A$1.00 of Long Term Receivables written off by the Company up to the Effective Date (“Receivables Written Off”), as reflected in the Effective Day Accounts.

4.6	Release of Receivable Shares.

(a)
Subject to paragraph (b), if, during the period from the Effective Date to the Earn Out Payment Date, the Company recovers any of the Receivables Written Off then the Purchaser shall immediately release to the Vendor a proportionate number of Receivable Shares on the basis of:

1 Receivable Share :	A$1.00 of Receivables Written Off recovered.

(b)	Wako is not required to issue the Receivable Shares:

(i)	other than in increments of 1,000 shares; and

(ii)	more than once in any given month.

4.7	Return of Receivable Shares.

(a)
If the net assets at the Effective Date are greater than $200,000, and all of the Long Term Receivables as of the Effective Date are not collected as of December 31, 2006, a pro-forma adjustment shall be made to charge off all remaining amounts of such Long Term Receivables.

(b)	To the extent the nets assets at the Effective Date would have been less than A$200,000 following such pro-forma adjustment, Vendors shall:

(i)	return one Consideration Share to Wako for each A$1.00 of Long Term Receivables charged off as part of the pro-Forma adjustment; and

(ii)	shall covenant that the Vendors jointly shall retain sufficient Consideration Shares to satisfy the maximum liability that may arise under this clause 4.7

5.	LOCK-UP ARRANGEMENTS

5.1
TheVendor shall not directly or indirectly during the Restraint Period Deal in any of the Consideration Shares or Deal in any interest or right in respect of any of the Consideration Shares nor do or omit to do any act which would have the effect of directly or indirectly transferring effective ownership or control of any of the Consideration Shares to any person.

5.2
The Vendor acknowledges that if this clause 5 is contravened by the Vendor, in addition to the rights and remedies of the Purchaser at common law or in equity, Wako may refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of the Consideration Shares or any part thereof or any interest or right in respect of the Consideration Shares or any part thereof in breach of this clause and the Vendor and any other person shall cease to be entitled to any dividends or voting rights in respect of those shares so long as the contravention subsists.

5.3	For the purposes of this clause the following words have the following meanings:

“Deal” means:

(a)	sell, assign, transfer, gift, create an Encumbrance over or otherwise dispose of;

(b)	agree or offer to sell, assign, transfer, gift, create an Encumbrance over or otherwise dispose of; or

(c)	enter into any option which, if exercised, enables or requires the vendor to sell, assign, transfer, gift or otherwise dispose of.

“Restraint Period” means the period from 1 October 2005 to 31 March 2007.

5.4	The allottee of the Consideration Shares shall be entitled to sell without any restriction whatsoever the whole or part of the Consideration Shares:

(a)
if the By-Laws of the Purchaser or Wako are amended so that there is a diminution in value of the Consideration Shares either directly or indirectly or they do not rank pari passu with all other shares of the common stock of Wako; or

(b)	if there is a change in Effective Control of Wako, save for any change that arises from Wako’s common stock being publicly traded or quoted.

6.	EARN-OUT ACCOUNTS

6.1	Preparation of Earn-Out Accounts

(a)
The Company will prepare the Earn-Out Accounts based upon procedures and accounting methods determined by the auditor of the Company as at the Accounts Date and deliver the same by 31 March 2007 together with copies of calculations and working papers relating thereto (including all working papers of that auditor of which the Company shall procure delivery) to the Vendors.

(b)	The Vendors shall review the Earn-Out Accounts and within twenty-one (21) days of the delivery under clause 6.1, notify the Purchaser as to whether they object to any aspects thereof.

(c)	The Purchaser shall review the Earn-Out Accounts and within twenty-one (21) days of the delivery under clause 6.1, notify the Vendor as to whether they object to any aspects thereof.

(d)
If the Vendor and the Purchaser state that they have no objection, they shall cause the same to be duly signed to record that the Earn-Out Accounts are final and conclusive of all matters stated therein.

6.2	Disputes

(a)
In the event of any difference of opinion or dispute ("dispute") between the Vendors and the Purchaser regarding any aspect of the Earn-Out Accounts, the Vendor or the Purchaser may give notice thereof to each other within twenty one (21) days of delivery of the Earn-Out Accounts under clause 6.1. If the Vendors and the Purchaser have not resolved that dispute in writing within ten (10) Business Days of notice having been given, then the dispute must promptly be submitted for determination to a person agreed between the parties, or failing agreement, within a further three (3) Business Days, to the nominee of the President for the time being of the Institute of Chartered Accountants (NSW Branch) ("Expert"), who will determine the matter or matters in dispute having regard to the principles set out in this agreement in relation to such matter or matters. Each party is entitled to make a submission to the Expert within two (2) Business Days after appointment of the Expert.

(b)
The Expert will make his determination no later than ten (10) Business Days after his appointment and will act as an expert and not as an arbitrator, and his written determination is final and binding on the parties in the absence of manifest error. The cost of such determination by the Expert is to be borne by the parties in accordance with the Expert's determination.

6.3	Final Acceptance of the Earn-Out Accounts

In the event that:

(a)	after the reviews by the Vendors and Purchaser are completed within the said twenty-one (21) day period, the Vendors and the Purchaser agree to make adjustments to the Earn-Out Accounts; or

(b)	an Expert makes a determination under clause 6.2 the result of which is that adjustments consistent with that determination should be made to the Earn-Out Accounts,

then in either event, the Earn-Out Accounts shall be adjusted accordingly and the Vendors and the Purchaser and Wako shall cause the same to be duly signed to record that they are final and conclusive of all matters stated therein.

6.4	Earn-Out Payment

Within seven (7) days of the parties signing the Earn-Out Accounts in accordance with clause 6.1 and 6.3, the Purchaser and/or Wako must pay the Earn-Out Payment to the Vendors.

7.	COMPLETION

7.1	Place

Completion shall take place on or before the Completion Date at the offices of the Vendor’s Solicitor or at any other place the Vendor may reasonably nominate.

7.2	Termination for Failure to Complete

(a)
If completion does not occur on the Completion Date by reason of the Purchaser’s and/or Wako’s default then the Vendor may give notice of its intention to terminate this document. If Completion does not occur within 5 Business Days of the above notice being given (other than by default of the Vendor), then the Vendor may by further notice terminate this document and in addition to any other rights, powers or remedies provided by law:

(i)	each party is released from its obligations to further perform the agreement except those imposing on it obligations of confidentiality and its obligations under clause 15.2;

(ii)	each party retains the rights it has against any other party in respect of any past breach; and

(iii)	the Purchaser must return to the Vendor all documents and other materials in any medium in its possession, power or control which contain information relating to the Company including the Records.

(b)
If Completion does not occur on the Completion Date by reason of the Vendor’s default the Purchaser may give notice of its intention to terminate this agreement to the Vendor. If Completion does not then occur within 5 Business Days of the above notice being given (other than by default of the Purchaser), then the Purchaser may by further notice terminate this agreement and in addition to any other rights, powers or remedies provided by law:

(i)	each party is released from its obligations to further perform the agreement except those imposing on it obligations of confidentiality;

(ii)	each party retains the rights it has against any other party in respect of any past breach; and

(iii)
the Purchaser and Wako must return to the Vendor all documents and other materials in any medium in its possession, power or control which contain information relating to the Company including the Records.

(c)	Such termination shall not prejudice any rights which may have accrued up to the date of termination.

7.3	Completion Requirements

(a)
Before Completion, the Vendor must, at the Vendor’s expense, obtain any consents by the lessors of the Leased Premises which may be required pursuant to the terms of the relevant Property Leases on reasonable and usual terms and conditions that are reasonably satisfactory to the Purchaser. The Purchaser agrees that the following conditions are included in those reasonably satisfactory to it for the purposes of this clause:

(i)	the provision of a bank guarantee or security deposit;

(ii)	the entering into of a deed of covenant approved or prepared by the lessor of the Leased Premises;

(iii)	the entering into of a deed of guarantee approved or prepared by the lessor of the Leased Premises by the Purchaser and delivered to the lessor;

(iv)
the payment of the lessor of the Leased Premises’ reasonable costs and expenses incurred by the lessor of the Leased Premises in making any enquiries concerning the Purchaser and in respect of any deed of covenant or guarantee.

(b)	Before Completion, the Purchaser shall:

(i)	notify the Vendor of the identities of the individuals to be appointed pursuant to clause 7.4(d)(iii) as the new Directors and secretary of the Company following Completion; and

(ii)	provide the Vendor with copies of all relevant consents given by such individuals in relation thereto.

7.4	Action Required on Completion

On Completion:

(a)	the Purchaser shall deliver to the Vendor share certificates for Consideration Shares;

(b)
the Vendor warrants that all loans by or to the Company involving shareholders, Directors and their associates (other than the note receivable from Warehouse Solutions International Pty Limited for $160,000) were repaid in full on or before 14 October 2005;

(c)	the Vendor shall deliver to the Purchaser:

(i)	duly executed transfers of the Sale Shares to the Purchaser in a form approved by the Purchaser as being registrable, subject to payment of stamp duty by the Purchaser;

(ii)	the share certificates for all the Sale Shares or relevant statutory declarations as to their loss if such certificates cannot be found;

(iv)	originals of any lessor’s consents referred to in clause 7.3(a);

(v)	the Records with the exception of those with accounts and the common seal of the Company;

(vi)	all title documentation (subject to clause 6.5); and

(vii)	the resignation of the then Directors and secretaries of the company.

(d)	the Vendor will cause a meeting of the Directors to be held at which the Directors shall:

(i)	approve the registration of the transfer of all the Sale Shares into the name of the Purchaser forthwith (subject, if appropriate, to their due stamping);

(ii)	direct the making of the requisite entries in the share register of the Company;

(iii)	appoint as new Directors and secretary of the Company those persons as the Purchaser may nominate;

(iv)	accept the resignation of the then Directors and secretaries as officers of the Company;

(g)	the beneficial ownership of the Sale Shares shall vest in the Purchaser~~;~~.

7.5	Interdependence of Obligations

(a)
The obligations of the parties in respect of Completion shall be interdependent to the intent that the Purchaser shall not be obliged to complete the purchase of any Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

(b)	All actions at Completion shall be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments have been made.

7.6	Assistance

The Vendor (whether by exercise of its Shareholder Control or otherwise) shall cause the Company to do promptly all things which the Company is to do under or to give effect to this document.

7.7	Registration of Purchaser as Member

(a)	Immediately following Completion, the Purchaser shall promptly take all steps necessary to ensure the registration of the Sale Shares in its name.

(b)
From Completion until the Sale Shares are registered in the name of the Purchaser, the Vendor appoints the Purchaser and the Company jointly and severally to be its attorney. The Purchaser and the Company may do in the name of the Vendor and on its behalf everything necessary or expedient, in the Purchaser’s and the Company’s sole discretion, to:

(i)	transfer the Sale Shares;

(ii)	exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the Sale Shares;

(iii)	receive any dividend or other entitlement paid or credited to the Vendor in respect of the Sale Shares; and

(iv)	do any other act or thing in respect of the Sale Shares.

The Vendor acknowledges and declares that all acts and things done by the Purchaser and the Company in exercising powers under this power of attorney will be as good and valid as if they had been done by the Vendor and agrees to ratify or confirm whatever the Purchaser and Company does in exercising powers under this power of attorney. The Vendor declares that this power of attorney of the Purchaser and the Company is given for valuable consideration and is irrevocable from the date of this power of attorney until the Sale Shares are registered in the name of the Purchaser. The Purchaser and the Company are expressly authorised to do any act as a result of which a benefit is conferred on them. The costs of the Vendor in carrying out its obligations under this clause shall be borne by the Purchaser. The Purchaser must to the maximum extent permitted by law indemnify and hold the Vendor harmless against any Loss suffered by or brought, or that may be recovered, against the Vendor that is in any way connected with the Vendor’s obligations under this clause.

7.8	Extension

If any of the conditions precedent referred to in clause 3.1 have not been fulfilled or waived or do not occur by the Completion Date, at the Purchaser’s discretion and by notice in writing to the Vendor, the Completion Date may be extended up to but no later than 1 December 2005.

8.	CONDUCT PENDING COMPLETION

8.1	Vendor’s Obligations Pending Completion

The Vendor shall procure that:

(a)
from the Signing Date to the Completion Date, except with the prior consent of the Purchaser, the Company does not enter into any material commitment other than in the ordinary course of its business or as contemplated by this document;

(b)
from the Signing Date to the Completion Date, except with the prior consent of the Purchaser, the Company does not dispose of or encumber any of its Assets, other than disposals in the ordinary course of its business or as contemplated by this document; and

(c)
from the Signing Date to the Completion Date, the Company shall carry on the Business in the ordinary course as a going concern with all due care and maintain the Assets in the condition in which they were acquired, subject to fair wear and tear.

(d)	from 1 October until Completion, unless the Purchaser otherwise agrees, the Vendor must procure that the Company does not:

(i)	increase, reduce or otherwise alter its share capital or grant any options for issue of shares or other securities;

(ii)	declare or pay a dividend;

(iii)	make a distribution of assets;

(iv)	buy back its shares;

(v)	make any alteration to its constitution;

(vi)	engage in any material change in the conduct of the Business;

(vii)	enter into a contractual or other arrangement that involves commitment exceeding the value of $50,000.00.

8.2	Supply Agreements

The Purchaser acknowledges that the Company has entered into certain supply agreements with certain of its customers for periods of up to twelve (12) months to supply stock at certain agreed prices in good faith in the ordinary course of business and also acknowledges the existence of and will comply with quotations given by the Company in good faith in the ordinary course of business prior to Completion.

8.3	Standstill

Prior to Completion the Vendor must not initiate, solicit or engage in any negotiations with respect to the sale of the Sale Shares or Business. The Vendor agrees to promptly divulge to the Purchaser the existence of any approaches it may receive from any person concerning the acquisition of the Sale Shares or the Business.

9.	EMPLOYEES AND RELATED MATTERS

9.1	Employee Benefit Plans and Salaries

Pending Completion, except as may be necessary for the proper conduct of the Business in the ordinary course or required to comply with the law, the Vendor shall procure that other than referred to in clause 9.6:

(a)	no Employee Benefit Plan in existence in respect of the Employees as at the Signing Date will be modified or varied by the Company;

(b)	no new Employee Benefit Plan in addition to such plans in existence in respect of the Employees as at the Signing Date will be agreed to, entered into, or otherwise instituted by the Company.

9.2	Managing Director

Paul Pomroy will enter into a service agreement for his employment as Managing Director of the Company upon Completion in the form annexed as Annexure “B”. The parties agree and covenant that the employment of Paul Pomroy may only be terminated before the Earn Out Payment Date in the event of fraud, criminal activity or gross negligence.

9.3	Termination of Employment by Purchaser

The Purchaser and Wako acknowledges that, as at the date of this agreement, it intends to continue to employ all of the Employees as at Completion on terms no less favourable than their then current conditions of employment.

10.	ACCESS TO INFORMATION & CONFIDENTIALITY

10.1	Access by the Vendor After Completion

(a)
The Purchaser shall cause the Company to give the Vendor reasonable access to the operating records of the Business in respect of the period after Completion during working hours and on being given not less than twenty-four (24) hours’ notice, for a period of seven (7) years following Completion to the extent necessary to enable the Vendor to comply with the requirements of any legislation and to complete the Completion Accounts and its reasonably necessary accounting requirements.

(b)	The Vendor shall be entitled to make copies of and to take extracts from all materials to which it has access pursuant to this clause 10.

(c)
The Vendor must and must procure its advisors keep confidential and do not directly or indirectly disclose, publish or permit the disclosure or publication of information provided pursuant to this clause to any person except as required by law. The Vendor is liable for and indemnifies and holds harmless the Purchaser and the Company in respect of any loss suffered or incurred as a result of the breach of this clause by a Vendor or its advisors.

10.2	Purchaser’s Confidentiality Obligations

The Purchaser and Wako must and must procure its advisers not to directly or indirectly, without the prior written consent of the Vendor before Completion use, disclose, publish or permit the disclosure or publication of the Confidential Information to any person, other than in accordance with this document and/or to comply with any laws, rules or regulations including, but not limited to, the requirements to file reports with the SEC in connection with listing of Wako’s common stock on any trading medium. The Purchaser is liable for and indemnifies and holds harmless the Vendor in respect of any Loss suffered,’ incurred or liable for as a result of the breach of this clause by either the Purchaser or its advisors.

10.3	No Disclosure of Terms of Documents

Except for the purpose of, and to the least extent that, any disclosure is required by law or the rules of any stock exchange on which it or its holding company is listed or for the purpose of issuing a press release announcing the substance of the transaction set out in this Deed, no party will disclose, divulge or otherwise publicise the terms of this document or any other confidential information in respect of the Company without the prior written approval of the other parties.

11.	WARRANTIES AND GENERAL INDEMNITIES

11.1	Giving of Warranties

(a)	The Vendor represents and warrants to the Purchaser that each of the Warranties is true:

(i)	as at the date of this agreement;

(ii)	on each day up to Completion; and

(iii)	as at Completion,

subject only to specific qualifications made in the Disclosure Letter.

(b)	The Vendor acknowledges that the Purchaser has entered into this agreement in reliance on the Warranties.

(c)	Each Warranty must be construed independently and is not limited by reference to another Warranty.

(d)	The Warranties survive Completion of this agreement.

11.2	Purchaser’s investigation

The Purchaser’s rights are not adversely affected by an investigation made by or on behalf of the Purchaser about the Company, whether before or after the date of this agreement.

11.3	Indemnity

The Vendor indemnifies the Purchaser against any claim, loss, liability, cost or expense which the Purchaser pays or is liable for arising directly or indirectly from:

(a)	a Warranty being false or misleading when made or regarded as made under this agreement; or

(b)	a breach by a Vendor of this agreement.

12.	NO AGENT

12.1	Warranty

The Vendor warrants that no agent has been employed in either obtaining the execution of this document by the Purchaser or in introducing the Purchaser to the Vendor.

12.2	Indemnity

If any claim for commission, costs or expenses is made by any person against the Company or the Purchaser with respect to the matter referred to in clause 12.1, then the Vendor hereby indemnifies the Company or the Purchaser (as the case may be) in respect of that claim including all reasonable costs, expenses and outgoings (and where applicable reasonable legal costs on a full indemnity basis) incurred by the Purchaser and the Company.

13.	GST

13.1	Capitalised expressions set out in this clause bear the same meaning as those expressions in the GST Act.

13.2
Except where express provision is made to the contrary, and subject to this clause, any amount that may be payable under the Agreement including the Purchase Price is exclusive of any GST. If GST is deemed to be payable on this transaction by any applicable tax authority then it shall be paid by the Purchaser and/or Wako.

14.	NOTICES

14.1	General

A notice, demand, certification or other communication under this document:

(a)	shall be given in writing and in the English language; and

(b)	may be given by an agent of the sender.

14.2	Method of Service

In addition to any means authorised by law a communication may be given by:

(a)	being personally served on a party;

(b)	being left at the party’s current address for service;

(c)	being sent to the party’s current address for service by pre-paid ordinary mail or if the address is outside Australia, by pre-paid air mail; or

(d)	facsimile to the party’s current number for service.

14.3	Address for Service

(a)	The addresses and numbers for service are initially as set out in this Deed.

14.4	Service by Post

A communication given by post shall be deemed received:

(a)	if posted within Australia to an Australian address on the third Business Day after posting; and

(b)	in any other case, on the tenth Business Day after posting.

14.5	Service by Facsimile

A communication given by facsimile shall be deemed received when the sender’s facsimile machine produces a transmission report stating that the facsimile was sent to the addressee’s facsimile number.

14.6	Form Received

A communication given by facsimile shall be deemed given in the form transmitted unless the message is not fully received in legible form and the addressee immediately notifies the sender of that fact.

14.7	Service After Hours

If a communication to a party is received by it:

(a)	after 5.00 p.m.; or

(b)	on a day which is not a Business Day;

it will be deemed to have been received at the commencement of the next Business Day.

15.	MISCELLANEOUS

15.1	Stamp Duty

(a)	The Purchaser and/or Wako shall, as between the parties, be liable for and duly pay all stamp duty on or relating to this document and any document executed under or contemplated by it.
(b)
If any party other than the Purchaser and/or Wako pays any stamp duty on or relating to this document or any document executed under or contemplated by it, the Purchaser shall pay that amount to that party upon demand.

15.2	Costs

(a)	Each party shall bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this document;

(b)
Should Completion not take place as a result of the Purchaser’s shareholders failing to approve the purchase of the Sale Shares or should the condition precedent in clause 3.1(b) not be fulfilled on or before the Completion Date and provided that the Vendor as at Completion is not in breach of any of the Warranties then the Purchaser shall pay to the Vendor on demand the amount of the costs and expenses incurred by the Vendor relating directly or indirectly to the preparation of, and performance of its obligations under this document.

(c)	The accounting audit taxation and other services of the Company relating to the transaction contemplated by this agreement shall be carried out by Bentleys MRI and paid for by the Company.

15.3	Amendment

This document may only be varied or replaced by a document in writing duly executed by the parties and expressed to be in modification hereof.

15.4	Waiver and Exercise of Rights

(a)	A single or partial exercise or waiver of a right relating to this document will not prevent any other exercise of that right or the exercise of any other right.

(b)
A party will not be liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

15.5	Rights Cumulative

Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

15.6	Approvals and Consent

Subject to any express provision in this document to the contrary, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

15.7	Further Assurance

Each party shall promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it and agrees and undertakes to use its best endeavours to procure relevant third parties to do likewise.
Each party shall promptly execute all documents and do all things that another party from time to time reasonably requires of it to effect, perfect or complete the provisions of this document and any transaction contemplated by it and agrees and undertakes to use its best endeavours to procure relevant third parties to do likewise.

15.8	Severance

Each provision of this document is severable from the others and no severance of a provision shall affect any other provision.

15.9	Governing Law

This document is governed by and shall be construed in accordance with the laws of New South Wales.

15.10	Jurisdiction

Each party:

(a)	irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts; and

(b)	waives any right to object to any proceedings being brought in those courts for any reason.

15.11	Process Service

Any process or other document relating to litigation, administration, arbitral or dispute resolution proceedings in relation to this document may be served by any method contemplated by clause 15 or in accordance with any applicable law.

15.12	Assignment

(a)	Subject to clause 15.12(b) and (c), a party shall not assign any right under this document without the prior written consent of all other parties.

(b)	The Purchaser may only assign any rights under this document to a 100% owned subsidiary who enters into a Deed agreeing to be bound by any of the obligations of the Purchaser contained in this Deed.

(c)
If there is any change in the Effective Control of the Purchaser and/or Wako prior to Completion then the Vendor shall be entitled to terminate this document by notice in writing in accordance with the provisions of clause 7.2(a).

15.13	Counterparts

(a)	This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

(b)	This document shall not be binding on any party unless one or more counterparts have been duly executed by, or on behalf of, each person named as a party to the document.

15.14	Entire Understanding

(a)	This document embodies the entire understanding and agreement between the parties as to the subject matter of this document.

(b)
All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this document are merged in and superseded by this document and shall be of no force or effect whatever and no party shall be liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another shall:

(i)	affect the meaning or interpretation of this document; or

(ii)	constitute any collateral agreement, warranty or understanding between any of the parties.

15.15	No Merger

No conditions representations or warranties contained in this document shall merge on Completion.

16.	DISPUTE RESOLUTION

16.1	Dispute Resolution

(a)
Unless a party to this document has complied with paragraphs (a) to (d) of this clause, that party may not commence court proceedings relating to any dispute, except for disputes under clause 6.2, arising from this document. Where a party to this document fails to comply with paragraphs (a) to (d) of this clause, any other party to the document in dispute with the party so failing to comply need not comply with this clause before commencing court proceedings relating to that dispute.

(b)
Any party to this document claiming that a dispute has arisen under this document between any of the parties to this document shall give written notice to the other party or parties in dispute designating as its representative in negotiations relating to the dispute a person with authority to settle the dispute and each other party given written notice shall promptly give notice in writing to the other parties in dispute designating as its representative in negotiations relating to the dispute a person with similar authority.

(c)
The designated persons shall, within fifteen (15) days of the first notice required by paragraph (b) of this clause, following whatever investigations each deems appropriate, seek to resolve the dispute. Any and all meetings between the parties conducted in relation to resolving the dispute shall be held in Hong Kong or Sydney at a venue mutually agreed upon and in the event of disagreement in Hong Kong, or at the option of the Purchaser at the Australian Commercial Disputes Centre or its successor.

(d)
The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this clause is to attempt to settle the dispute between the parties. No party may use any information or documents obtained through the dispute resolution process established by this clause for any purpose other than in an attempt to settle a dispute between that party and other parties to this document.

17.	PURCHASER’S WARRANTIES

17.1	Warranties

The Purchaser and wako represents and warrants to the Vendor (with effect as at the Signing Date and at Completion) to the best of their information and belief as set out in Schedule 5 that each of the statements set out in Schedule 5 to this Agreement is accurate. Each of the statements is to be treated as a separate representation and warranty and the interpretation of any statement made may not be restricted by reference to or inference from any other statement, qualified by any circumstances, matters or things disclosed to or made available to the Vendor by the Purchaser prior to the Signing Date

18.	POST COMPLETION

18.1
The Purchaser and Wako warrants on behalf of itself and any Related Body Corporate that for the period from the Completion Date to 31 December 2006, it will not do any act or conduct the Business in a manner which has the effect of artificially reducing the Earn Out EBIT as disclosed in the Earn-Out Accounts.

18.2	The directors of the Company from the Completion Date to the Earn Out Payment Date shall be Paul Pomroy, Chris Wood and David Koontz.

Funding

18.3	Vendor shall provide to the Purchaser as soon as possible a Business Plan in respect of the proposed operations of the Company following Completion.

18.4	Purchaser and Vendor covenant to use their best efforts to agree the Business Plan within a reasonable time of it being delivered to the Purchaser by the Vendor.

18.5
The Purchaser and Wako agrees and covenants to provide to the Company sufficient funding and/ or working capital to enable the Company to implement the Business Plan, as mutually approved by Purchaser, Wako and Vendor.

18.6	If Purchaser and/or Wako shall fail to provide sufficient funding as 31 March 2006, Schedule 3 shall be replaced by Schedule 3 A.

18.7	Purchaser and Wako shall be required to provide sufficient funding as set forth in the Business Plan by 31 March 2006.

18.8
On or before 31 March 2006, the Purchaser and/or Wako shall provide documentary evidence, satisfactory to the Vendor, that it has procured bank guarantees or other forms of credit support for the Company in respect of the ongoing obligations of the Company or the provision of new debt or new equity securities after Completion sufficient to enable the Vendor, to be released from any obligations whatsoever in relation to the financial or credit support of the Company which are then in force.

18.9	On or before 31 March 2006, the Purchaser and Wako shall procure that each of the Vendor and the Directors are released from all personal guarantees (if any) given in respect of the Company;

Indemnity Regarding Funding Matters

18.10
The Purchaser and Wako hereby indemnify the Vendor and the Directors in relation to any Losses incurred by the Vendor and the Directors arising out of, directly or indirectly, the guarantees provided by them in respect of financial or credit support of the Company and/ or the failure by the Purchaser and/or Wako in relation to its assumption of the Vendor’s obligations in respect of financial or credit support of the Company in connection and of the vendor’s obligations in respect of release of personal guarantees in connection as set out in this clause 18.

18.11
The Purchaser and Wako agree and covenant that they shall not receive or demand any dividend or loan from the Company during the period from the Completion Date until funding in accordance with the Business Plan is provided and the Purchaser and Wako’s obligations pursuant to clause 18.5 and 18.6 are satisfied.

Registration of Consideration Shares

18.12
If Wako obtains a listing on a major US stock exchange, Wako shall include the Consideration Shares and Earn Out Shares as part of its shares to be listed on such exchange, subject to the extent of its ability to do so based on all applicable rules and regulations of such exchange.

Rule 144 Information

18.13	Wako shall:

(a)	make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)	file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act; and

(c)
furnish to the Vendor, so long as the Vendor owns Consideration Shares or Earn Out Shares issued by Wako pursuant to this Deed, forthwith upon request (i) a written statement by Wako that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Wako (in the event such information can not be obtained by the Vendors on the internet) and such other reports and documents so filed by Wako, and (iii) such other information as may be reasonably requested in availing the Vendor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

18.14	The Vendor agrees and covenants that it will, and will procure that the Company will, do all things necessary to assist Wako to comply with the requirements of any rule or regulation of the SEC.

18.15	The Vendor agrees and covenants to provide prompt details of the beneficial ownership and ultimate holding companies for each Vendor, as requested by Wako from to time.

19.	RISK AND INSURANCE

19.1	The Vendor must procure that the Company maintains until Completion insurance of the Assets and Business covering such risks and for such amounts that it currently maintains.

19.2
The Purchaser must procure that the Company maintains from Completion insurance of the Assets and Business covering such risks and for such amounts that it currently maintains, until the Earn Out Payment Date.

20.	VENDOR AS TRUSTEES

20.1
Each of Idolmace Pty Limited, Christopher Andrew Zanoni, Konstanflo Pty Limited, Creative Consulting Pty Limited, Nick Hilton Pty Limited, and Gial Holdings Pty Limited (“Trustee”) acknowledges that it enters into this Agreement in its capacity as trustee of the PKP Family Trust, Zanoni Family Trust, Withers Family Trust, Ross Family Trust, Hilton Family Trust and Pegg Family Trust respectively (“Trust”).

20.2	The Vendor warrants in respect of each Trustee and Trust that:

(a)	the Trustee is the only trustee of the Trust and no action has been taken or proposed to remove it as trustee of the Trust;

(b)	the Trustee has the power and authority under the terms of Trust to enter into and perform this document including the power to sell the Sale Shares;

(c)	the entry into and performance of this document is for the benefit of the beneficiaries of the Trust, whose consents (if necessary) have been obtained;

(d)
the sale of the Sale Shares under this document is not limited to the interest of the Trustee in Sale Shares in its capacity as the trustee of the Trust but extends to the full beneficial interest in the Sale Shares;

(e)
the Trustee has a right to be fully indemnified out of the Trust assets in respect of all of their obligations and liabilities incurred by it under this document and the assets of the Trust are sufficient to satisfy that right; and

(g)	prior to Completion the Trustee will not:

(i)	resign as trustee of the Trust or permit any substitute or additional trustee to be appointed;

(ii)	do anything which effects or facilitates the termination of the Trust;

(iii)	do anything which effects or facilitates the variation of the terms of the Trust;

(iv)	do anything which effects or facilitates the resettlement of the Trust funds.

20.3	The Vendor agrees, in relation to each Trustee and Trust, to ensure that until Completion:

(a)	the Trustee does not resign and no additional trustee is appointed;

(b)	the Trust is not terminated;

(c)	the terms of the Trust are not varied;

(d)	the property of the Trust is not vested or distributed; and

(e)	the Trust funds are not resettled;

without the prior consent of the Purchaser. That consent may not be unreasonably withheld.

23.	DEFAULT

23.1	Right of Purchaser to rescind

(a)	The Purchaser may elect to either terminate its obligations under this agreement if at any time before Completion:

(i)	a Vendor breaches this agreement; or

(ii)	a Warranty is or becomes false or misleading when made or regarded as made under this agreement; or

(iii)	a material adverse change occurs affecting the assets of the Company or the financial position or prospects of the Company.

(b)
Before electing to terminate or complete under paragraph (a), the Purchaser may delay Completion for a period it nominates but not more than one month, to decide whether any of the matters described in that paragraph can be remedied, without affecting its rights under that paragraph.

(c)	The Purchaser may elect to either terminate or complete under paragraph (a) by giving written notice to the Vendor before or at Completion.

EXECUTED by IDOLMACE PTY LIMITED ACN 069 900 492 in accordance with the Corporations Act 2001:

/s/	/s/
Signature of director	Signature of director/secretary

Name	Name

SIGNED, SEALED AND DELIVERED by CHRISTOHER ANDREW ZANONI in the presence of

/s/	/s/
Signature of Witness	Signature of Tracey Janet Zanoni

SIGNED, SEALED AND DELIVERED by TRACEY JANET ZANONI in the presence of

/s/	/s/
Signature of Witness	Signature of Tracey Janet Zanoni

EXECUTED by KONSTANTFLO SALES PTY LIMITED ACN 002 428 202 in accordance with the Corporations Act 2001:

/s/	/s/
Signature of director	Signature of director/secretary

Name	Name

EXECUTED by CREATIVE CONSULTING PTY LIMITED ACN 002 019 829 in accordance with the Corporations Act 2001:

/s/	/s/
Signature of director	Signature of director/secretary

Name	Name

EXECUTED by NICK HILTON PTY LIMITED ACN 109 778 421 in accordance with the Corporations Act 2001:

/s/	/s/
Signature of director	Signature of director/secretary

Name	Name

EXECUTED by GIAL HOLDINGS PTY LIMITED ACN 116 309 589 in accordance with the Corporations Act 2001:

/s/	/s/
Signature of director	Signature of director/secretary

Name	Name

EXECUTED by WLG (Australia) Pty Limited (ACN 116 743 698) by :its authorised representative, Chris Wood

/s/
Signature of Chris Wood

EXECUTED by WAKO LOGISTICS GROUP,

/s/
Signature of Chris Wood, Chief Executive Officer of Wako Logistics Group, Inc